UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
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Tweeter Home Entertainment Group, Inc.

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TWEETER HOME ENTERTAINMENT GROUP, INC.
40 Pequot Way
Canton, MA 02021
Dear Stockholder:
      You are cordially invited to attend Tweeter Home Entertainment Group, Inc.’s (“Tweeter”) annual meeting of stockholders on January 31, 2006. The meeting will begin promptly at 10:30 AM at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts.
      The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement. This year we are asking stockholders to elect two Directors and to approve the selection of Tweeter’s accountants.
      The vote of every stockholder is important. Whether or not you expect to attend the meeting in person, you are urged to submit your proxy as soon as possible. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by signing, dating, and returning the enclosed proxy card and mailing it in the postage-prepaid envelope provided. The Board of Directors and management look forward to greeting those stockholders who are able to attend.

Sincerely,

Joseph McGuire
President and Chief Executive Officer

TWEETER HOME ENTERTAINMENT GROUP, INC.
40 Pequot Way
Canton, MA 02021
January 5, 2006
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
       The annual meeting of stockholders (the “Annual Meeting”) of Tweeter Home Entertainment Group, Inc. will be held at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts, on January 31, 2006, at 10:30 AM, for the following purposes:

1.	To elect two Directors, each to serve for a three-year term or until the election and qualification of their respective successors.

2.	To act upon the approval of the designation of Deloitte & Touche LLP to audit the books, records and accounts of Tweeter for fiscal year 2006.

3.	To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or adjournments thereof.
      The Board of Directors has set the close of business on Friday, December 16, 2005, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, and only stockholders of record on that date will be entitled to notice of and to vote at said meeting.
      Whether or not you plan to attend the meeting, please fill in, date, sign and return the enclosed proxy promptly in the return envelope provided. Alternatively, if you have shares registered directly with Tweeter’s transfer agent, Computershare, you may choose to vote those shares via the Internet at Computershare’s voting Web site (http://www.eproxyvote.com/twtr), or you may vote telephonically, within the U.S. and Canada only, by calling Computershare at 1-877-779-8683 (toll free). If you hold Tweeter shares with a broker or bank, you may also be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy-voting program provided by ADP Investor Communication Services. If your Tweeter shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may be able to vote those shares via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See “Voting Via the Internet or By Telephone” in the proxy statement for further details. You are cordially invited to attend the meeting.

By Order of the Board of Directors,

Joseph McGuire
Chief Executive Officer

TWEETER HOME ENTERTAINMENT GROUP, INC.
PROXY STATEMENT
      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Tweeter Home Entertainment Group, Inc. (Nasdaq: “TWTR”) for the annual meeting of stockholders to be held on January 31, 2006. Only stockholders of record at the close of business on December 16, 2005 are entitled to notice of and to vote at the meeting. On or about January 5, 2006, the proxy statement and form of proxy will be sent to all stockholders of record.
      Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so.
      Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Director named herein and FOR the approval of the designation of Deloitte & Touche LLP to audit Tweeter’s books, records and accounts for fiscal year 2006. If a stockholder specifies a different choice on the proxy, such stockholder’s shares of common stock will be voted in accordance with such specifications.
      Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with Tweeter’s Secretary an instrument revoking it, by presenting an executed proxy bearing a later date at the Annual Meeting, or by attending the Annual Meeting and voting in person.
      The cost of soliciting proxies will be borne by Tweeter. Solicitations may be made by mail, personal interview, telephone and/or telegram by Tweeter’s Directors, officers and employees, without additional compensation for such solicitation activities. Tweeter will make arrangements with its transfer agent, Computershare, to forward solicitation material to the beneficial owners of Tweeter’s common stock held of record. Tweeter will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of common stock held in their respective names.
      Tweeter has retained the services of a proxy solicitation firm, The Altman Group, Inc., for a fee of $4,500 plus reasonable out of pocket expenses.
      Copies of Tweeter’s 2005 Annual Report are being mailed to stockholders together with this proxy statement. The Annual Report contains Tweeter’s financial statements for the fiscal years ended September 30, 2005, September 30, 2004 and September 30, 2003.
VOTING SECURITIES
      Holders of record of Tweeter’s common stock at the close of business on Friday, December 16, 2005 (the “Record Date”) have the right to receive notice of and to vote at the Annual Meeting and any adjournments of the meeting. At the Record Date, there were 24,775,472 shares of common stock issued and outstanding. Each share of common stock entitles the holder of that share to one vote on each matter submitted to a vote at the Annual Meeting.
      Under Tweeter’s bylaws, the presence, in person or by proxy, of stockholders holding a majority in interest of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast. Other than the election of Directors, which requires a plurality of the votes cast in person or by proxy, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

Proposal 1: Election of Directors
Nominees for Director, Directors Continuing in Office and Executive Officers
      Tweeter’s bylaws provide for a Board of Directors consisting of such number of Directors as may be fixed from time to time by the Board. The Board is divided into three classes, with each class holding office for a term of three years and the term of office of one class expiring each year. The Board has fixed the number of Directors to constitute the full Board for the ensuing year at seven, two of whom are to be elected at the Annual Meeting for a term expiring at the 2009 annual meeting of stockholders, two whose terms expire at the 2008 annual meeting of stockholders, and three whose terms expire at the 2007 annual meeting of stockholders. Samuel Bloomberg, a Director since 1972 and Michael Cronin, a Director since 1995 are in the class of Directors whose term expires at the 2006 Annual Meeting. The Board, upon recommendation of Tweeter’s Nominating Committee, has nominated Mr. Bloomberg and Mr. Cronin for election to the class of Directors whose term will expire in 2009.
      The persons named as proxies in the proxy card will vote the shares represented by your proxy for the election of Mr. Bloomberg and Mr. Cronin as Directors unless your proxy card specifies otherwise. If either of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as a Director, the persons named as proxies will vote the shares for such other candidate as may be designated by the Board, unless the Board reduces the number of Directors constituting the full Board in order to eliminate the vacancy. The Board has no reason to believe that Mr. Bloomberg and Mr. Cronin will be unable to serve if elected.
      The table below sets forth certain information with respect to the nominees for election to the Board of Directors, those Directors whose terms of office will continue after the Annual Meeting and Tweeter’s Executive Officers.

			Expiration of
			Current or
	Principal Occupation, Business Experience and Other	First Elected	Proposed
Name and Age	Business Affiliations	Director	Term of Office

Samuel Bloomberg, 54	Director and Chairman of the Board of Tweeter. Mr. Bloomberg has served as Chairman of the Board since 1986 and served as the Chief Executive Officer from 1983 until 2000. Mr. Bloomberg is a co-founder of Tweeter. Mr. Bloomberg is also a Director of PRO, the buying group of specialty consumer electronics retailers of which Tweeter is a member. Mr. Bloomberg and Jeffrey Bloomberg are brothers.	1972	2009

			Expiration of
			Current or
	Principal Occupation, Business Experience and Other	First Elected	Proposed
Name and Age	Business Affiliations	Director	Term of Office

Jeffrey Bloomberg, 58	Director of Tweeter. In 2001, Mr. Bloomberg joined Gordon Brothers Group LLC in the Office of the Chairman. Gordon Brothers assists retail and consumer goods companies in monetizing under-performing assets. From 1994 to 2001, Mr. Bloomberg served as the President of Bloomberg Associates, Inc., an investment banking company. From 1985 to 1993, Mr. Bloomberg served as a Senior Managing Director at Bear Stearns & Co., Inc., specializing in corporate finance and mergers and acquisitions. Mr. Bloomberg serves as Chairman of Big League Broadcasting, LLC, which operates sports talk radio stations in Atlanta, Georgia and St. Louis, Missouri. Mr. Bloomberg also serves as a Director for Nortek, Inc. Mr. Bloomberg and Samuel Bloomberg are brothers.	1989	2007
Matthew Bronfman, 46(1)(2)(3)(4)	Director of Tweeter. Since 2001 Mr. Bronfman has been a managing director at ACI Capital, a private equity firm. Mr. Bronfman founded, and from 1994 to 2001, served as Chairman and Chief Executive Officer, of Perfumes Isabel, a fragrance and gift company. In 1990, Mr. Bronfman served as Director, and from 1991 to 1994 Mr. Bronfman served as Chairman and Chief Executive Officer, of Sterling Cellular Holdings, LP, a privately held cellular telephone company. Mr. Bronfman also serves as Chairman of Blue Square-Israel Ltd.	1989	2008
Michael Cronin, 52(2)(3)(4)	Director of Tweeter. From 1991 to the present Mr. Cronin has served as Managing Partner of Weston Presidio, a management company for several venture capital limited liability partnerships. Mr. Cronin serves as a Director of Tivoli Audio, LLC, a supplier to Tweeter. Mr. Cronin also serves as a Director of Amscan Holdings, Inc., Nebraska Books, Inc., Tekniplex, Inc. and several privately held companies.	1995	2009

			Expiration of
			Current or
	Principal Occupation, Business Experience and Other	First Elected	Proposed
Name and Age	Business Affiliations	Director	Term of Office

Steven Fischman, 63(1)(3)(4)	Director of Tweeter. Since 1992, Mr. Fischman has been the President of New England Development (NED), a regional mall developer based in New England. From 1996 to August 1999, Mr. Fischman also served as a Managing Director of the General Partner of Wells Park Group Limited Partnership, a mall management company formed by NED and an unrelated partner. Prior to joining NED, Mr. Fischman was a Director and shareholder in the Boston law firm of Goulston & Storrs, P.C., Tweeter’s legal counsel. Mr. Fischman is a Director of Partners Healthcare System and is also Chairman of the Board of Trustees of Newton-Wellesley Hospital.	1998	2008
John Mahoney, 54(1)(4)	Director of Tweeter. Mr. Mahoney has served as Chief Financial Officer of Staples, Inc. since 1996. In 1997 Mr. Mahoney was promoted to Executive Vice President and Chief Administrative Officer. Prior to joining Staples, Mr. Mahoney was a Partner with Ernst & Young for 20 years and served on their National Office Accounting and Auditing group. Mr. Mahoney currently serves on the board of ADVO, Inc.	2004	2007
Jeffrey Stone, 48	Director of Tweeter. In April 2005 Mr. Stone became the President and Chief Operating Officer of Tivoli Audio, LLC, a supplier to Tweeter. Mr. Stone served as the Chief Operating Officer of Tweeter from 1990 to 2000, and as President and Chief Executive Officer from January 2000 to March 2005. From 1987 to 1990 Mr. Stone served as the Executive Vice President of Bread & Circus, a specialty natural foods supermarket chain, and from 1983 to 1987 served as Vice President of Human Resources and Training for Scandinavian Design, a specialty furniture retailer. Mr. Stone is also on the Board of Directors of two privately held companies.	1990	2007

Expiration of
Current or
	Principal Occupation, Business Experience and Other	First Elected	Proposed
Name and Age	Business Affiliations	Director	Term of Office

Joseph McGuire, 45	Mr. McGuire has served as Tweeter’s President and Chief Executive Officer since July 2005. Prior to this, Mr. McGuire had served as Senior Vice President from July 2001 and Chief Financial Officer from May 1996. From May 1996 to June 2001, Mr. McGuire also served in the capacities of Vice President and Chief Information Officer of Tweeter. Prior to joining Tweeter, Mr. McGuire was the Chief Financial Officer of Bryn Mawr Radio & Television Centre, Inc., from 1987 to 1996.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

(4)	The Board of Directors has determined that these directors are “independent” as such term is defined under Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules.

GENERAL INFORMATION RELATING TO
THE BOARD OF DIRECTORS
The Board of Directors
      The Board of Directors held six meetings in the fiscal year ended September 30, 2005. No member of the Board of Directors attended less than 67% of the total number of meetings of the Board and committees thereof upon which he served during the fiscal year ended September 30, 2005.
Committees of the Board of Directors
      The Board of Directors has an Audit Committee, consisting of John Mahoney, Matthew Bronfman and Steven Fischman, whose purpose is to oversee the accounting and financial reporting processes of the company and the audits of the financial statements of the company. The Audit Committee held six meetings during the fiscal year ended September 30, 2005. The Audit Committee appointed Deloitte & Touche LLP to serve as Tweeter’s auditors for the fiscal year ending September 30, 2006, subject to stockholder approval. The Board of Directors has determined that John Mahoney is an “Audit Committee financial expert,” as that term is defined in Item 401 of Regulation S-K, serving on its Audit Committee. The full responsibilities of the Audit Committee are set forth in its charter, which is reviewed and updated annually and approved by the Board, and is attached hereto as Appendix A.
      The Compensation Committee of the Board of Directors establishes and implements compensation policies and programs for Tweeter’s executive officers and exercises all powers of the Board of Directors in connection with Tweeter’s incentive compensation and benefit plans. The Compensation Committee of the Board consists of Matthew Bronfman and Michael Cronin. The Compensation Committee held two meetings during the fiscal year ended September 30, 2005.
      On December 11, 2003, the Board of Directors established a Nominating Committee, consisting of Michael Cronin, Matthew Bronfman and Steven Fischman, whose purpose is to assist the Board in identifying individuals qualified to become directors under criteria approved by the Board, periodically review director compensation and benefits and recommend to the Board any improvements to Tweeter’s corporate governance guidelines as it deems appropriate. The Nominating Committee held one meeting during the fiscal year ended September 30, 2005 and assisted with the selection of persons nominated by the Board for election at this year’s Annual Meeting. The full responsibilities of the Nominating Committee are set forth in its charter, which is reviewed and updated annually and approved by the Board, and is attached hereto as Appendix B.
      It is a policy of the Nominating Committee that candidates for director be determined to have unquestionable integrity and honesty, the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole, a background and experience in fields which will complement the talents of the other Board members, the willingness and capability to take the time to actively participate in Board and committee meetings and related activities, the ability to work professionally and effectively with other Board members and Tweeter management, the ability to remain on the Board long enough to make an effective contribution, and no material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.
      The Nominating Committee also considers the Board’s current composition and Tweeter’s evolving needs, including expertise, diversity and balance of inside, outside and independent directors. In compiling its list of possible candidates and considering their qualification, the Nominating Committee makes its own inquiries, solicits input from other directors, and may consult or engage other sources, such as a professional search firm, if it deems appropriate.
      The Nominating Committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise.

      Stockholders who wish to recommend individuals for consideration by the nominating committee to become nominees for election to the Board of Directors at the next Annual Meeting of Stockholders may do so by submitting a written recommendation to the committee, care of Tweeter, at 40 Pequot Way, Canton, MA 02021, Attention: Joseph McGuire, in accordance with the procedures set forth below under the heading “Deadline for Receipt of Stockholder Proposals.” For nominees for election to the Board of Directors proposed by stockholders to be considered, the following information concerning each nominee must be timely submitted in accordance with the required procedures:

•	The candidate’s name, age, business address, residence address, principal occupation or employment, the class and number of shares of Tweeter’s capital stock the candidate beneficially owns, a brief description of any direct or indirect relationships with Tweeter, and the other information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director;

•	A signed consent of the nominee to being named as a nominee, to cooperate with reasonable background checks and personal interviews and to serve as a director of Tweeter, if elected; and

•	As to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of shares of Tweeter’s capital stock the stockholder beneficially owns, a description of all arrangements or understandings between the stockholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made, a list of all other companies that the stockholder has recommended the candidate to for election as a director in that fiscal year, and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice.
Compensation of Directors
      Tweeter currently pays each non-employee Director $5,000 per quarter, provided such Director attends a meeting of the Directors scheduled for such quarter either in person or by telephone. The amount is not pro rated if a Director does not attend all meetings. All Directors are reimbursed for reasonable expenses incurred in attending meetings, but are not paid a per meeting fee. In addition to the quarterly payment, members of the Audit Committee are paid $2,000 per meeting of the Audit Committee and members of the Compensation Committee are paid $500 per meeting of the Compensation Committee. In fiscal 2003, each Director was given stock options in lieu of cash payments for any compensation due for the period from April 2003 through March 2004. Under current Director compensation arrangements, upon each subsequent election or re-election, each Director who is not also an employee or affiliate of Tweeter is granted options under Tweeter’s 2004 Long-Term Incentive Plan exercisable for the purchase of 5,000 shares of common stock, with an exercise price of equal to or greater than the fair market value of the common stock at the date of grant. These options vest upon grant. A sitting Director will receive annual grants of 5,000 shares each year of his or her term, with an exercise price equal to or greater than the fair market value of the common stock on the date of the grant. These options vest upon grant.
Board of Directors Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE BOARD’S NOMINEES, SAMUEL BLOOMBERG AND MICHAEL CRONIN. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING IS REQUIRED TO ELECT EACH NOMINEE AS DIRECTOR.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth certain information regarding the beneficial ownership of Tweeter’s common stock as of the Record Date by (i) each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) known by Tweeter to be the beneficial owner of more than 5% of Tweeter’s common stock, (ii) each of Tweeter’s Named Executives (as defined below) and Directors, and (iii) all of Tweeter’s executive officers and Directors as a group. Except as otherwise indicated in the footnotes to this table, Tweeter believes that the persons named in this table have sole voting and investment power with respect to all of the shares of common stock indicated.

	Common Stock
	Beneficially Owned(1)		Percent
	as of		of
Name	December 16, 2005		Class

Named Executive Officers
Samuel Bloomberg*	1,867,320	(2)	7.3
40 Pequot Way
Canton, MA 02021
Joseph McGuire	163,280	(3)	**
40 Pequot Way
Canton, MA 02021
Philo Pappas	312,695	(4)	1.3
40 Pequot Way
Canton, MA 02021
Judy Quye	253,632	(5)	1.0
40 Pequot Way
Canton, MA 02021
Mark Richardson	105,695	(6)	**
40 Pequot Way
Canton, MA 02021

Directors/ Director Nominees
Michael Cronin	2,118,714	(7)	8.5
200 Clarendon Street, 50th Floor
Boston, MA 02116
Jeffrey Stone	679,184	(8)	2.7
451 D Street, Suite 902
Boston, MA 02210
Jeffrey Bloomberg	358,101	(9)	1.4
40 Broad Street, 11th Floor
Boston, MA 02109
Steven Fischman	201,300	(10)	**
One Wells Avenue
Newton, MA 02159
Matthew Bronfman	167,186	(11)	**
900 Third Avenue, 26th Floor
New York, NY 10022

	Common Stock
	Beneficially Owned(1)		Percent
	as of		of
Name	December 16, 2005		Class

John Mahoney	12,500	(12)	**
500 Staples Drive
Framingham, MA 01702

Directors and Executive Officers as a Group (11 people)	6,239,607	(13)	23.2

Beneficial Owners of more than 5%
Mark J. Wattles	3,013,247	(14)	12.2
Wattles Capital Management, LLC
7945 W. Sahara #205
Las Vegas, Nevada 89117
Prentice Capital Management, LP	2,217,300	(15)	8.9
623 Fifth Avenue, 32nd Floor
New York, New York 10022
State Street Research & Management Company	2,180,672	(15)	8.8
One Financial Center, 31st Floor
Boston, MA 02111-2690
Weston Presidio Capital IV, L.P. and WPC Entrepreneur Fund II, L.P.	2,045,100	(16)	8.3
Pier 1, Bay 2
San Francisco, CA 94111
Dimensional Fund Advisors Inc.	1,913,023	(15)	7.7
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Kern Capital Management, LLC	1,894,200	(15)	7.6
114 West 47th Street, Suite 1926
New York, NY 10036
S.A.C. Capital Advisors LLC	1,513,900	(15)	6.1
72 Cummings Point Road
Stamford, Connecticut 06902
Royce & Associates, LLC	1,379,500	(15)	5.6
1414 Avenue of the Americas
New York, NY 10019
Galleon Management, L.L.C.	1,244,191	(15)	5.0
135 East 57th Street, 16th Floor
New York, NY 10022

*	Mr. Bloomberg is also a Director of Tweeter.

**	Represents less than 1% of class.

(1)	Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock that are subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person. Such shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.

(2)	Includes 67,025 shares held, in the aggregate by the Samuel Bloomberg Family Trusts for the benefit of Mr. Bloomberg’s children and 14,454 shares held by Carolina Bloomberg, the wife of Mr. Bloomberg. Mr. Bloomberg expressly disclaims beneficial ownership of the shares held by the Samuel Bloomberg Family Trusts and Carolina Bloomberg. Also includes 749,375 shares subject to options granted by Tweeter to Mr. Bloomberg exercisable within 60 days of the Record Date.

(3)	Includes 134,815 shares subject to options granted by Tweeter to Mr. McGuire exercisable within 60 days of the Record Date.

(4)	Includes 150,695 shares subject to options granted by Tweeter to Mr. Pappas exercisable within 60 days of the Record Date. In addition, Mr. Pappas has entered into a pre-paid variable share forward agreement with CIBC World Markets Corp. with respect to 162,000 of his shares.

(5)	Includes 253,632 shares subject to options granted by Tweeter to Ms. Quye exercisable within 60 days of the Record Date.

(6)	Includes 105,695 shares subject to options granted by Tweeter to Mr. Richardson exercisable within 60 days of the Record Date.

(7)	Includes 2,045,100 shares held by Weston Presidio Capital IV, L.P. and WPC Entrepreneur Fund II, L.P. (collectively, the “Weston Funds”). Mr. Cronin is the managing member or partner of the general partners of the Weston Funds. Mr. Cronin disclaims beneficial ownership of the shares held by the Weston Funds, except to the extent of his pecuniary interest therein. Also includes 43,800 shares subject to options granted by Tweeter to Mr. Cronin exercisable within 60 days of the Record Date.

(8)	Includes 416,764 shares subject to options granted by Tweeter to Mr. Stone exercisable within 60 days of the Record Date.

(9)	Includes 22,896 shares held, in the aggregate, by trusts for the benefit of Mr. Bloomberg’s children. Mr. Bloomberg expressly disclaims beneficial ownership of these shares. Also includes 39,000 shares subject to options granted by Tweeter to Mr. Bloomberg exercisable within 60 days of the Record Date.

(10)	Includes 157,500 shares held by NED Leasing LLC. Mr. Fischman owns 25% of the equity and is a manager of NED Leasing LLC. Mr. Fischman disclaims beneficial ownership of the shares held by NED Leasing LLC, except to the extent of his pecuniary interest therein. Also includes 43,800 shares subject to options granted by Tweeter to Mr. Fischman exercisable within 60 days of the Record Date.

(11)	Includes 133,968 shares subject to options granted by Tweeter to Mr. Bronfman exercisable within 60 days of the Record Date.

(12)	Includes 10,000 shares subject to options granted by Tweeter to Mr. Mahoney exercisable within 60 days of the Record Date.

(13)	Includes 2,081,544 shares in the aggregate subject to options granted by Tweeter to Tweeter’s directors and executive officers exercisable within 60 days of the Record Date.

(14)	Information concerning beneficial ownership was obtained from Schedule 13D’s filed in August 2005.

(15)	Information concerning beneficial ownership was obtained from Schedule 13G’s filed in January 2005, February 2005, March 2005 and May 2005.

(16)	Information concerning beneficial ownership was obtained from a Form 4 filed by Mr. Cronin on August 2, 2004.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Directors, officers and persons who are beneficial owners of more than ten percent of Tweeter’s common stock to file with the Securities and Exchange Commission reports of their ownership of Tweeter’s securities and changes in that ownership. To Tweeter’s knowledge, based upon a review of copies of reports so filed, all persons required to file such reports regarding ownership and transactions during the fiscal year ended September 30, 2005 did so by no later than the date the reports were due.

Executive Compensation
      The following table sets forth the compensation earned by Tweeter’s Chairman and each of the other executive officers of Tweeter (the “Named Executives”) for services rendered in all capacities to Tweeter during fiscal 2003, 2004 and 2005:
Summary Compensation Table

					Long-Term
					Compensation
	Annual
	Compensation(1)						Securities
					Restricted		Underlying
Name and Principal Position	Year		Salary	Bonus(2)	Stock Award		Options	Other

Samuel Bloomberg	2005		$445,000	$—	$—		30,695		$—
Chairman of the Board	2004	(3)	$229,615	$—	$—		10,000		$—
	2003	(3)	$284,423	$—	$—		480,000		$—

Jeffrey Stone	2005	(4)	$405,000	$46,800	$—		70,764		$—
President and Chief Executive	2004	(3)	$504,231	$—	$—		10,000		$—
Officer	2003	(3)	$518,269	$—	$—		180,000		$—

Joseph McGuire	2005	(5)	$410,000	$43,800	$—		30,695		$—
President and Chief Executive	2004	(3)	$323,077	$—	$—		10,000		$—
Officer	2003	(3)	$327,692	$—	$—		60,000		$—

Philo Pappas	2005		$345,000	$187,163	$—		30,695		$—
Senior Vice President and	2004		$345,000	$100,000	$—		—		$—
Chief Merchandising Officer	2003	(6)	$145,962	$100,000	$1,514,700	(7)	120,000		$—

Judy Quye	2005		$335,000	$65,000	$—		30,695	$
Senior Vice President	2004	(8)	$154,615	$—	$—		222,937		$62,965	(9)

Mark Richardson	2005		$265,000	$39,750	$—		55,695		$—
Senior Vice President and	2004	(8)	$122,308	$—	$—		55,000		$—
Chief Brand Officer

(1)	The compensation described in this table does not include medical or other benefits received by the Named Executives that are generally available to all salaried employees of Tweeter.

(2)	Bonus payments paid relate to the previous fiscal year results.

(3)	Mr. Bloomberg exchanged $400,000 of salary for options to purchase 480,000 shares of Tweeter common stock; Mr. Stone exchanged $150,000 of salary for options to purchase 180,000 shares of Tweeter common stock; Mr. McGuire exchanged $50,000 of salary for options to purchase 60,000 shares of Tweeter common stock. The reductions in salary were effected approximately 50% in fiscal year 2003 and approximately 50% in fiscal year 2004.

(4)	Mr. Stone served as President and Chief Executive Officer from October 1, 2004 through March 21, 2005.

(5)	Mr. McGuire was appointed interim President and Chief Executive Officer on March 21, 2005. On July 27, 2005, Mr. McGuire was appointed President and Chief Executive Officer.

(6)	Represents compensation paid to Mr. Pappas from April 21, 2003 through September 30, 2003.

(7)	Represents 270,000 shares of restricted stock granted to Mr. Pappas on April 21, 2003 multiplied by the closing price of $5.62 as of the grant date, less the purchase price paid by Mr. Pappas ($.01 per share). 162,000 of the shares were vested as of the grant date. 54,000 shares vested on February 1, 2004 and 54,000 shares vested on February 1, 2005. As of September 30, 2005, Mr. Pappas held no shares of restricted stock. Dividends will be paid on the shares of restricted stock to the extent that dividends are paid on any of Tweeter’s other common stock. Tweeter does not expect any dividends to be paid in the future.

(8)	Represents compensation paid to Ms. Quye and Mr. Richardson from April 5, 2004 through September 30, 2004.

(9)	Represents compensation paid to Ms. Quye for moving expenses.

     The following table sets forth information relating to grants of stock options made during fiscal 2005 to each of the Named Executive Officers under Tweeter’s 2004 Long-Term Incentive Plan:
Option Grants in Fiscal 2005

						Potential Realizable
						Value at Assumed Annual
	Number of		Percent of			Rates of Stock Price
	Securities		Total Options	Exercise		Appreciation for Option
	Underlying		Granted to	Price		Term
	Options		Employees in	Per	Expiration
Name	Granted		Fiscal Year	Share	Date	5%	10%

Samuel Bloomberg	30,695	(1)	5.3%	$5.50	10/27/2014	$106,172	$269,060
Jeffrey Stone	70,764	(1)	12.1%	$5.50	10/27/2014	$244,767	$620,288
Joseph McGuire	30,695	(1)	5.3%	$5.50	10/27/2014	$106,172	$269,060
Philo Pappas	30,695	(1)	5.3%	$5.50	10/27/2014	$106,172	$269,060
Judy Quye	30,695	(1)	5.3%	$5.50	10/27/2014	$106,172	$269,060
Mark Richardson	30,695	(1)	5.3%	$5.50	10/27/2014	$106,172	$269,060
	25,000	(1)	4.3%	$5.50	10/27/2014	$86,473	$219,140
The price of one share of Tweeter common stock acquired at $5.50 if compounded over 10 years at 5% and 10% would equal approximately $8.96 and $14.27, respectively and if compounded over 5 years at 5% and 10% would equal approximately $7.02 and $8.86, respectively.

(1)	Number of shares issuable upon the exercise of options granted on October 27, 2004 under the Tweeter Home Entertainment Group, Inc. 2004 Long-Term Incentive Plan. All options that were granted on October 27, 2004 vested on September 30, 2005.
Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

			Number of Securities	Value of Unexercised
			Underlying Options at	In-the-Money Options
	Shares Acquired	Value	Fiscal Year End	at Fiscal Year End
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Samuel Bloomberg	—	$—	749,375/0	$0/$0
Jeffrey Stone	—	$—	411,764/0	$0/$0
Joseph McGuire	—	$—	134,815/0	$0/$0
Philo Pappas	—	$—	150,695/0	$0/$0
Judy Quye	—	$—	253,632/0	$0/$0
Mark Richardson	—	$—	105,695/0	$0/$0
Employment/ Severance Agreements
      The summaries of the various employment/severance agreements set forth below are qualified in their entirety by reference to the full text of such agreements, which are exhibits to Amendment No. 1 to Tweeter’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 8, 1998 or Tweeter’s Annual Reports on Form 10-K for the fiscal years ended September 30, 2003, September 30, 2004 and September 30, 2005.
Bloomberg Agreement
      Upon completion of Tweeter’s initial public offering in July 1998, Tweeter entered into a five-year employment agreement with Samuel Bloomberg. On June 1, 2003, Tweeter renewed the agreement with Mr. Bloomberg for an additional three years. The agreement provides that Mr. Bloomberg is to receive a base salary of $445,000 per year through September 30, 2003 and thereafter at the annual rate of at least $445,000, plus such increases as may be determined by the Board of Directors. Mr. Bloomberg has the opportunity to earn incentive bonuses based upon certain performance criteria, to be determined by the Compensation

Committee, and the opportunity to receive stock options and other incentive awards under Tweeter’s incentive plans.
      The employment agreement provides for continued employment until termination by either party. Tweeter, however, may terminate the employment agreement with or without cause at any time. If Mr. Bloomberg’s employment is terminated by Tweeter without cause, Tweeter is obligated to pay him an amount equal to his unvested accrued benefits under any stock option plan, incentive plan or retirement plan plus severance pay equal to two years of Mr. Bloomberg’s annual salary at the rate in effect as of the termination of his employment. The employment agreement also provides that if Tweeter and Mr. Bloomberg do not renew the employment agreement upon expiration, Tweeter may elect to pay Mr. Bloomberg two years severance in exchange for a two-year non-competition arrangement.
McGuire Employment Agreement
      Upon completion of Tweeter’s initial public offering in July 1998, Tweeter entered into a three-year employment agreement with Joseph McGuire. Tweeter renewed this agreement on July 21, 2001 and again on May 1, 2004, each time for an additional three years. Under the terms of the 2004 agreement, which commenced on July 1, 2004, Mr. McGuire earns a base salary of $350,000 per year, plus such increases as may be determined by the Board of Directors. On March 21, 2005, the Board of Directors appointed Mr. McGuire as interim President and Chief Executive Officer and increased his base salary to $480,000. On July 27, 2005, the Board of Directors appointed Mr. McGuire to serve as President and Chief Executive Officer with his base salary remaining at $480,000. Mr. McGuire has the opportunity to earn incentive bonuses based upon certain performance criteria, to be determined by the Compensation Committee, and the opportunity to receive stock options and other incentive awards under Tweeter’s incentive plans.
      The employment agreement provides for continued employment until termination by either party. Tweeter, however, may terminate the employment agreement with or without cause at any time. If Mr. McGuire’s employment is terminated by Tweeter without cause or by Mr. McGuire for good reason, Tweeter is obligated to pay him an amount equal to one year of his base salary in effect as of the termination of his employment (payable for one year following termination of employment) and an amount equal to the prior year’s paid bonus. The employment agreement also provides that if Tweeter and Mr. McGuire do not renew the employment agreement upon expiration, Tweeter may elect to pay Mr. McGuire two years severance in exchange for a two-year non-competition arrangement. Additionally, all of Mr. McGuire’s stock options will continue to vest during the period in which severance pay is being paid, subject to the terms and conditions of the applicable incentive plan and option agreement. On March 14, 2005, the employment agreement was amended to provide for the payment of two year’s annual salary in the event he terminates his employment with Tweeter upon a change in control of the Company.
Pappas Severance Agreement
      On April 21, 2003, Tweeter entered into a severance agreement with Philo Pappas, Senior Vice President and Chief Merchandising Officer. Under the terms of the agreement, Mr. Pappas is entitled to a base salary of $345,000, a $100,000 commencement bonus, 270,000 shares of restricted Tweeter common stock (at a purchase price of $.01 per share) and options for 120,000 shares of Tweeter common stock. In addition, Mr. Pappas received an annual bonus for the period ending September 30, 2003 of $100,000 and $187,163 for the period ending September 30, 2004. Mr. Pappas also received 30,695 stock options to purchase shares of Tweeter common stock in 2005. If Tweeter terminates the agreement without cause or Mr. Pappas terminates the agreement for good reason, Mr. Pappas will be entitled to receive one year’s annual salary and, if such termination is on or prior to the second anniversary of the commencement of Mr. Pappas’s employment, such termination will cause accelerated vesting of one-year’s worth of his options and restricted stock. On March 14, 2005, the severance agreement was amended to provide for the payment of two year’s annual salary in the event he terminates his employment with Tweeter upon a change in control of the Company.

Quye Employment Agreement
      On April 1, 2004, Tweeter entered into an employment agreement with Judy Quye, Senior Vice President. Under the terms of the agreement, Ms. Quye is entitled to a base salary of $335,000, a $65,000 commencement bonus and options for 222,937 shares of Tweeter common stock. In addition, Ms. Quye will be eligible to earn a performance bonus of up to 40% of her base salary for the period October 1, 2004 through September 30, 2005. If Tweeter terminates the agreement without cause or Ms. Quye terminates the agreement for good reason, Ms. Quye will be entitled to receive one year’s annual salary and, if such termination is on or prior to the second anniversary of the commencement of Ms. Quye’s employment, such termination will cause accelerated vesting of one-year’s worth of her options. On March 14, 2005, the employment agreement was amended to provide for the payment of two year’s annual salary in the event she terminates her employment with Tweeter upon a change in control of the Company.
Burmeister/ Tatum Partners Agreement
      On July 6, 2005, Tweeter entered into a services agreement with Tatum Partners and Paul Burmeister, interim Chief Financial Officer. The terms and conditions of Mr. Burmeister’s engagement are set forth in an agreement between Tatum CFO Partners, LLP (Tatum) and Tweeter, which provides for Mr. Burmeister to serve as Tweeter’s interim Chief Financial Officer for an initial term of three months, or longer if mutually agreed upon, with direct salary to Mr. Burmeister of $23,920 per month and an additional fee to Tatum of $5,980 per month. Under the agreement Mr. Burmeister also will be entitled to incentive compensation from Tweeter at the end of his engagement equal to 25% of his salary if targets to be agreed upon between Mr. Burmeister and Tweeter are achieved. Tatum will be entitled to an additional fee from Tweeter equal to 25% of the amount of any such incentive compensation paid to the Mr. Burmeister. Tweeter has agreed not to engage Mr. Burmeister directly during the twelve-month period following the termination or expiration of its agreement with Tatum. Tweeter and Mr. Burmeister have mutually agreed to extend the engagement thru January 31, 2006.
Compensation Committee Report Regarding Executive Compensation
      The Compensation Committee of the Board of Directors makes decisions regarding cash compensation paid and stock options and other forms of equity-based compensation awarded to Tweeter’s executive officers. The Compensation Committee is comprised of two Directors, Michael Cronin and Matthew Bronfman, neither of which have relationships with any executive officers of Tweeter. The Compensation Committee has submitted the following report concerning executive compensation:
Compensation Philosophy
      The Compensation Committee (the “Committee”), which is composed entirely of outside independent Directors, reviews, evaluates and approves the amount, design and implementation of Tweeter’s compensation system for executive officers. Tweeter believes that corporate performance and in turn, stockholder value will be best enhanced by a compensation system that supports and reinforces Tweeter’s key operating and strategic goals while aligning the financial interests of Tweeter’s executive officers with those of the stockholders. Tweeter utilizes both short-term and long-term incentive compensation programs to achieve these objectives. Executive officer incentive compensation programs are tied to company-wide achievement of annual financial and operational goals and the market value of Tweeter’s stock. The Committee believes that the use of company-wide performance in setting goals promotes a unified vision for senior management and creates common motivation among the executives. For other salaried employees, the incentive compensation program is also tied to divisional, departmental or store business goals and, in some cases, individual performance.
      For Tweeter’s 2005 fiscal year, the Committee made its compensation decisions based on a review of Tweeter’s 2004 fiscal year performance, on Tweeter’s budget and other projections for the 2005 fiscal year, and on Tweeter’s performance in comparison to certain competitors. The Committee also used information from an executive compensation survey provided by an independent consulting firm.

Components of the Executive Compensation Program
      Tweeter’s compensation program for executive officers consists generally of three components: base salary, an annual performance-based cash bonus and long-term stock incentives. In making compensation decisions, the Committee generally compares the compensation of Tweeter’s executive officers with compensation of officers at certain other retail companies and has utilized a nationally known compensation consultant, as it deemed necessary.
      The Committee generally compares various short and long-term performance measures, including total stockholder return, return on average stockholders’ equity, sales, pre-tax net income and earnings per share for Tweeter and other companies with which it competes for executive talent. The Committee has not established any particular level at which overall compensation will be set in respect to the compensation peer group. The Committee believes that the total compensation of the named executive officers is supported by Tweeter’s competitive comparisons on the short and long-term performance factors and is appropriate given Tweeter’s overall performance. The individual elements of the executive compensation program are addressed below.
Annual Salary
      Each year the Committee establishes salaries for executive officers. Such salaries are based on proposals submitted by Tweeter’s Chief Executive Officer (“CEO”) for annual salary for the executive officers other than himself. The Committee sets the executive officer salaries for the 2005 fiscal year after reviewing the CEO’s recommendations and considering the information in the executive compensation survey. The Committee believes that the current level of annual salaries for executive officers is appropriate and that it also provides for a large percentage of total compensation to be at risk under the incentive programs. In evaluating individual executive officers, the Committee may also consider, among other factors, (1) a qualitative evaluation of the individual executive officer’s performance provided by the CEO, (2) the job responsibilities of the individual executive, including changes in those responsibilities, and (3) Tweeter’s performance in relation to its target financial and operational goals for the prior fiscal year.
Annual Performance-Based Bonus
      Tweeter’s executive officers are eligible to receive cash bonuses under an annual performance-based incentive program (“Incentive Program”) established each year by the Committee and approved by the Board of Directors. The Incentive Program is designed to motivate Tweeter’s employees to achieve Tweeter’s annual operating and financial goals. The executive officers participate in the Incentive Program. The Incentive Program allows the Committee to establish operational objectives and performance goals based on pre-tax earnings.
      For the 2005 fiscal year, the Incentive Program measured Tweeter’s achievement of its operating and financial goals. The target goals were established early in the fiscal year as part of Tweeter’s budgeting process and were approved by the Committee. Consistent with the Committee’s compensation philosophy of tying a large percentage of total compensation to performance, the potential maximum bonus for each executive officer was a significant percentage of that individual’s salary for the year. For the 2005 fiscal year, the target bonus amounts ranged from 35 percent of base salary to 48 percent of base salary. The target bonus percentages were based upon the results of the executive compensation survey and the recommendations of an independent consulting firm.
      The amount of bonus payments in each fiscal year depends upon the extent to which Tweeter achieves its target financial and operational goals for the prior fiscal year. For the 2004 fiscal year, Tweeter achieved some of these key performance goals. As a result, bonuses were paid in 2005 based on the 2004 fiscal year performance in an amount less than would have been paid had all of the goals been met.
      Tweeter’s performance for the 2005 fiscal year did not meet all the key performance goals set as requirements for all payments of bonuses. As a result, only a portion of the bonuses will be paid in the 2006 fiscal year relating to 2005 fiscal year performance.

Long-Term Incentive Compensation
      Grants under Tweeter’s stock incentive plans provide long-term incentive compensation and are a significant component of total compensation. These programs are a part of Tweeter’s performance-based incentive compensation rewarding officers as total stockholder value increases. For most executive officers, grants under the stock incentive plans have been made in the form of incentive stock options. For non-employee Directors, grants under the plan are in the form of nonqualified stock options (since non-employee Directors do not qualify as recipients of incentive stock options).
      The Committee considers stock-based grants to be an important means of ensuring that executive officers have a continuing incentive to increase the long-term return to stockholders and the value of Tweeter’s stock. Stock-based grants also aid in the retention of executives.
      Stock options generally vest and become exercisable ratably over a period of zero to four years from the date of grant. The number of stock options to be granted to a particular executive officer is determined by the Committee. The Committee primarily uses a formula based on an individual’s target bonus for the fiscal year and the market price of Tweeter’s stock, as well as the results of compensation surveys, to determine the appropriate grant size. Because the value of stock options is entirely a function of increases in the value of Tweeter’s stock, the Committee believes that this component of Tweeter’s compensation arrangement closely aligns the interests of the executive officers with those of Tweeter’s stockholders.
Chairman’s and Chief Executive Officer’s Compensation
      The Committee determined the compensation of Samuel Bloomberg, Tweeter’s Chairman for the 2005 fiscal year, and Jeffrey Stone and Joseph McGuire, both of whom served as Tweeter’s CEO during the 2005 fiscal year, in a manner consistent with the philosophy described above.
      In establishing the Chairman and CEO’s compensation, the Committee has compared their compensation with the compensation of the Chairmen and CEOs of the compensation peer group in relation to the relative performance of Tweeter with respect to the compensation peer group. The Committee also considered Mr. Bloomberg’s, Mr. Stone’s and Mr. McGuire’s leadership skills in assembling and developing a strong management team and guiding Tweeter through its significant growth during the last fifteen years.
      In setting the fiscal 2005 compensation, the Committee also considered Tweeter’s performance during the 2004 fiscal year. In the 2004 fiscal year, Tweeter did not achieve all the goals set by the Committee as requirements for the payment of bonuses to them. As a result, Mr. Stone and Mr. McGuire received a portion of their bonuses in fiscal 2005.
      The Committee believes that Mr. Bloomberg’s, Mr. Stone’s and Mr. McGuire’s compensation for the 2005 fiscal year was appropriate in light of all of the above considerations.
      Tweeter’s performance for the 2005 fiscal year partially met the requirements set by the Committee for the payment of bonuses to Mr. Bloomberg and Mr. McGuire in fiscal 2006. As a result, Mr. McGuire will be paid a bonus of $36,300 in the 2006 fiscal year with respect to 2005 performance.
COMPENSATION COMMITTEE
Michael Cronin
Matthew Bronfman
Compensation Committee Interlocks and Insider Participation
      None
Related Party Transactions
      Jeffrey Stone, a Tweeter Director is President and Chief Operating Officer of Tivoli Audio, LLC, and a supplier to Tweeter. Michael Cronin, a Tweeter Director also serves as a Director of Tivoli Audio, LLC. For the years ended September 30, 2003, 2004 and 2005 the Company purchased $3,363,724, $3,901,493 and $1,596,320, respectively, of inventory from Tivoli. The Company also received distributions from Tivoli of $507,932, $737,933 and $1,570,126 for the years ended September 30, 2003, 2004 and 2005, respectively.
      Jeffrey Bloomberg, a Tweeter Director is employed by Gordon Brothers Group LLC in the Office of the Chairman. During the fiscal year, Gordon Brothers was engaged by the Company to assist in liquidating inventory from the stores closed and was paid $1,236,976 in fees. In addition, DJM Asset Management, LLC, a division of Gordon Brothers Group LLC was engaged to assist in the process of terminating leases for the closed stores and incurred fees of 1,459,450, which was accrued for but not paid as of September 30, 2005. Mr. Bloomberg also serves as a Director for Nortek, Inc., the parent company of various companies the Company purchases inventory from. For the year ended September 30, 2005, the Company purchased approximately $4,920,409 of inventory.
      On March 31, 2005, the Company entered into a sale-leaseback arrangement with Samuel Bloomberg, Chairman of Tweeter’s Board of Directors. Tweeter sold its Warwick, Rhode Island retail location at 1301 Bald Hill Road, Warwick, Rhode Island to Mr. Bloomberg for the sum of $2,962,000 and has entered into a 15-year lease agreement (with two successive five year options of extension) with Mr. Bloomberg. The Company will pay rent of $288,000 in each of lease years one through five, $316,800 in each of lease years six through ten, and $348,480 in each of the remaining five years of the lease term. Prior to entering into the transaction, Tweeter obtained three independent valuations for the facility. The Company recorded a $169,357 loss on the sale in its statement of operations for the year ended September 30, 2005.

PERFORMANCE GRAPH
      Since a nationally recognized index that would represent a peer group was not available, Tweeter has used the Russell 2000 to measure its performance. Tweeter believes that this index is representative of a peer group because it is composed of companies with similar market capitalization. In addition, Tweeter has included the Nasdaq Composite index as a comparison.

Proposal 2: Ratification of Selection of Auditors
      The Audit Committee of the Board of Directors has selected the firm of Deloitte & Touche LLP, independent registered public accounting firm, to serve as auditors for the fiscal year ending September 30, 2006. Deloitte & Touche LLP served as Tweeter’s auditors for fiscal year 2005.
Principal Accountant Fees and Services

Audit Fees
      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered for the audit of Tweeter’s annual financial statements for the fiscal year ended September 30, 2005 including procedures related to internal control over financial reporting for Sarbanes-Oxley, the reviews of its financial statements included in Tweeter’s Quarterly Reports on Form 10-Q, assistance with Securities Act filings and related matters and consultations on financial accounting and reporting standards arising during the course of the audit or reviews for that fiscal year were $1,536,300. The increase in fees over 2004 is primarily related to internal control over financial reporting audit services.
      The aggregate fees billed by Deloitte for professional services rendered for the audit of Tweeter’s annual financial statements for the fiscal year ended September 30, 2004 including the reviews of its financial statements included in Tweeter’s Quarterly Reports on Form 10-Q, assistance with Securities Act filings and related matters and consultations on financial accounting and reporting standards arising during the course of the audit or reviews for that fiscal year were $638,800.

Audit-Related Fees
      The aggregate fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of Tweeter’s financial statements, and are not reported above, were $36,600 for the fiscal year ended September 30, 2005 and $35,650 for the fiscal year ended September 30, 2004. Such services consisted of benefit plan audits in both years and Sarbanes-Oxley section 404-implementation assistance in 2004.

Tax Fees
      The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice, and tax planning were $235,000 for the fiscal year ended September 30, 2005 and $283,000 for the fiscal year ended September 30, 2004. Such services consisted of assistance in the preparation of Federal and state income tax filings, Federal and state tax examination assistance, benefit plan services and other tax planning consultations.

All Other Fees
      There were no other fees billed by Deloitte for services rendered to Tweeter, other than the services described above.
      Since the enactment of the Sarbanes-Oxley Act of 2002, the Audit Committee has pre-approved all non-audit services provided by Deloitte.
      A majority of the votes cast by the stockholders represented at the meeting, in person or by Proxy, is required to approve this proposal. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS.

Audit Committee Report
      The Audit Committee, (“the Committee”), of the Board of Directors, composed entirely of independent directors (as independence is defined in Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules), met six times during the fiscal year 2005. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the company and the audits of the financial statements of the company. The full responsibilities of the Committee are set forth in its charter, which is reviewed and updated annually and approved by the board, and is attached hereto as Appendix A.
      In fulfilling its responsibilities, the Committee appointed, subject to stockholder approval, Deloitte & Touche LLP as the company’s outside auditors. In making this decision, the Committee:

•	Discussed with the auditors the matters to be discussed by SAS 61 and SAS 90 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented;

•	Received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and discussed with the auditors the auditors’ independence;

•	Discussed the overall audit process, receiving and reviewing all reports;

•	Involved the auditors in the Committee’s review of Tweeter’s financial statements and related reports with management;

•	Provided to the auditors full access to the Committee (and the Board) to report on any and all appropriate matters;

•	Discussed with the independent auditors all matters required to be reviewed by generally accepted auditing standards; and

•	Conducted an assessment of the competence and qualification of Deloitte & Touche LLP to serve as Tweeter’s auditors.
      The Committee met with selected members of management and the auditors to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.
      In addition, the Committee considered the quality and adequacy of the company’s internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the Committee felt appropriate.
      Based on the review and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in Tweeter’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005. Subsequent to such recommendation, the Board approved such Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
      The reports and opinions of Deloitte & Touche LLP are filed separately in Tweeter’s Annual Report on Form 10-K and should be read in conjunction with the information contained in this section of the proxy Statement and the review of the audited financial statements.
      Based upon its work and the information received in the inquiries outlined above, the Committee is satisfied that its responsibilities under its charter for the period ending September 30, 2005 were met and that the financial reporting and audit processes of the company are functioning effectively.
THE AUDIT COMMITTEE
John Mahoney
Matthew Bronfman
Steven Fischman
Code of Ethics
      Tweeter has adopted a code of ethics that applies to the company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of ethics is filed as an exhibit to Tweeter’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.
Other Business
      The Board of Directors of Tweeter is not aware of any matter, other than those described above that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.
Communications with Directors
      Tweeter’s Board of Directors has not established a formal process for stockholders to send communications to the Board of Directors and individual directors. The Board of Directors has determined that it is appropriate for Tweeter to not have such a formal process, however, as the names of all directors are available to stockholders in this proxy statement. If Tweeter receives any stockholder communication intended for the full Board of Directors or any individual director, Tweeter will forward the communication to the full Board of Directors or the individual director, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case Tweeter has the authority to discard the communication or take appropriate legal action regarding the communication.
      All members of the Board of Directors are encouraged, but not required, to attend Tweeter’s annual meetings of stockholders. At last year’s annual meeting of stockholders, four of the directors then in office were in attendance.

Deadline For Receipt of Stockholder Proposals
      In order for a stockholder proposal to be considered for inclusion in Tweeter’s proxy materials for the 2007 annual meeting of stockholders, it must be received by Tweeter at 40 Pequot Way, Canton, MA 02021, Attention: Joseph McGuire, no later than August 26, 2006; provided, however, that if the 2007 annual meeting of stockholders is scheduled to take place on a date more than 30 days before or after the anniversary date of the 2006 annual meeting of stockholders, stockholder proposals may be received on the later of (i) 120 days prior to the date when Tweeter first mails to stockholders its proxy statement for the meeting or (ii) the 15th day following the day on which the public announcement of the date of the meeting is first made by Tweeter. In addition, stockholder proposals intended to be considered at the 2007 annual meeting of stockholders, but not included in Tweeter’s proxy materials for that meeting, will be considered untimely if not received by Tweeter at the above address by such date.
Annual Report
      A copy of Tweeter’s 2005Annual Report to Stockholders is being mailed with this proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing to Joseph McGuire at Tweeter’s address set forth in the preceding paragraph, calling him at (781) 830-3314, or contacting him by e-mail at jmcguire@twtr.com.
Voting via the Internet or by Telephone
For Shares Directly Registered in the Name of the Stockholder.
      Stockholders with shares registered directly with Computershare may vote those shares telephonically by calling Computershare at 1-877-779-8683 (within the U.S. and Canada only, toll-free), or via the Internet at Computershare’s voting Web site (www.eproxyvote.com/twtr).
For Shares Registered in the Name of a Broker or a Bank.
      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Computershare for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may be able to vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).
General Information for All Shares Voted Via the Internet or By Telephone.
      Votes submitted via the Internet or by telephone must be received by 12:00 AM E.S.T. on January 31, 2006. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

APPENDIX A
TWEETER HOME ENTERTAINMENT GROUP, INC.
AUDIT COMMITTEE CHARTER
Organization
      There shall be a committee of the Board of Directors to be known as the Audit Committee (the “Audit Committee”). The Audit Committee shall have at least three members. The Audit Committee shall be composed solely of directors who are “independent” in accordance with Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and The Nasdaq Stock Market Marketplace Rules for determining the independence of directors (subject to any Nasdaq exceptions), and otherwise meet The Nasdaq Stock Market Marketplace Rules requirements for the membership of the Audit Committee. Independent Audit Committee members shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as committee members. In addition, all members of the Audit Committee shall have a working familiarity with basic finance and accounting practices (at the time of their appointment) and at least one member of the Audit Committee shall be an “Audit Committee financial expert” as defined in Item 401 of Regulation S-K and as determined by the Board of Directors. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement.
Statement of Purpose
      The purpose of the Audit Committee shall be to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Corporation.
Responsibilities
      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.
      In carrying out these responsibilities, the Audit Committee will:

•	Appoint, compensate, retain and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) engaged by the Corporation for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the corporation, as well as to ultimately approve all audit engagement fees and terms.

•	Pre-approve all audit and permissible non-audit services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Securities and Exchange Commission (“SEC”) rules promulgated thereunder.

•	Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal

A-1

or otherwise improper, and to ensure that all reported revenue and expenses will be recognized in accordance with generally accepted accounting principles.

•	Review with management and the internal auditor the charter, plans, activities, staffing and organizational structure of the internal audit function of the Corporation. Review the coordination of such plans with the independent auditors. Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement or dismissal of the internal auditor. Review the effectiveness of the internal audit function, including compliance with relevant standards.

•	Review the financial statements contained in the Annual Report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the Corporation.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

•	Receive from the corporation’s outside auditors a formal written statement delineating all relationships between the auditors and the Corporation, consistent with Independence Standards Board Standard 1.

•	Engage in an active dialogue with the outside auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the outside auditors.

•	Ensure the independence of the outside auditors.

•	Have the ultimate authority and responsibility to select an outside auditor, subject to approval by the company’s stockholders at Tweeter’s annual meeting of stockholders, and evaluate and, where appropriate, replace the outside auditor; the outside auditor ultimately shall report and be accountable to the Audit Committee.

•	Review this Audit Committee Charter at least annually, and make any changes deemed appropriate, subject to review and approval of the full Board of Directors.

•	Review and discuss with management the Corporation’s annual and quarterly financial statements and all internal control reports (or summaries thereof), and review other material reports on financial information (excluding tax returns and reports) submitted by the Corporation to any government body, or the public, including management certifications as required by Sarbanes-Oxley (Sections 302 and 906) and relevant reports rendered by the outside auditors.

•	Establish procedures, in accordance with Section 301 of Sarbanes-Oxley and Rule 10A-3 of the Exchange Act, for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and, in accordance with Section 301 of Sarbanes-Oxley and Rule 10A-3 of the Exchange Act, to retain independent counsel and other experts, advisors or consultants as it determines is necessary to carry out its duties, and to determine funding for payment of (i) compensation to any such counsel, experts, advisors or consultants, (ii) compensation to outside auditors engaged by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee.

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APPENDIX B
TWEETER HOME ENTERTAINMENT GROUP, INC.
NOMINATING COMMITTEE CHARTER
Organization
      There shall be a committee of the Board of Directors to be known as the Nominating Committee, (the “Committee” or the “Nominating Committee”). The Committee shall have at least two members. The Committee shall be composed solely of directors who are “independent” in accordance with The Nasdaq Stock Market Marketplace Rules for determining the independence of directors (subject to any Nasdaq exceptions), and otherwise meet The Nasdaq Stock Market Marketplace Rules requirements for the membership of the Committee. Independent Nominating Committee members shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as Nominating Committee members.
Statement of Purpose
      The purpose of the Nominating Committee shall be to assist the Board in identifying individuals qualified to become Directors under criteria approved by the Board, periodically review director compensation and benefits and recommend to the Board any improvements to the Company’s corporate governance guidelines as it deems appropriate.
Responsibilities
      In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing needs of the Corporation.
      In carrying out these responsibilities, the Committee will:

1. Evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considering the general qualifications of the potential nominees, such as:

(a)	Unquestionable integrity and honesty,

(b)	The ability to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole,

(c)	A background and experience with retailing, operations, finance, marketing or other fields which will complement the talents of the other Board members,

(d)	Willingness and capability to take the time to actively participate in the Board and the Committee meetings and related activities,

(e)	Ability to work professionally and effectively with other Board members and Company management,

(f)	Availability to remain on the Board long enough to make an effective contribution, and

(g)	Absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues;
and see that all necessary and appropriate inquiries are made into the backgrounds of such candidates.

2. Recommend to the Board the number and names of proposed nominees for election as Director at the Annual Meeting of Shareholders and, in the case of a vacancy on the Board, the name of an individual to fill the vacancy.

B-1

3. Submit the minutes of all meetings of the Nominating Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

4. Review the direct and indirect relationships of members of the Board with the Company or its management and assist the Board with its determination of the independence of its members.

5. To monitor trends and best practices in director compensation, benefits and stock ownership guidelines and recommend changes to the Board as it deems appropriate, taking into consideration the interests of the corporation and its shareholders, maintenance of the independence of a majority of the members of the Board, the work load, time commitment and responsibilities involved in the Board and Committee meeting participation, and comparison with the compensation practices of comparable companies.

6. Monitor trends and best practices in corporate governance, periodically review the corporate governance guidelines, and recommend changes as it deems appropriate in those guidelines, in the corporate governance provisions of the Company’s By-Laws, and in the policies and practices of the Board.

7. Review this Nominating Committee Charter at least annually, and make any changes deemed appropriate, subject to review and approval of the full Board of Directors.

8. Establish and maintain procedures for the submission of unsolicited recommendations for nominees, including appropriate deadlines and the type of information that must be provided with recommendations.

Authority and Resources
      The Nominating Committee shall have the authority and resources to:

•	solicit ideas for director nominees from other members of the Board, and to make its own inquiries;

•	solicit suggestions for director nominees from management, stockholders and other sources;

•	engage outside search or other consultants to assist in identifying potential director nominees; and

•	determine funding for payment of compensation to any such consultants and ordinary administrative expenses of the Committee.
      All potential nominees must first be considered by the Nominating Committee before being contacted as possible nominees and before having their names formally considered by the full Board.

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TWEETER HOME
ENTERTAINMENT GROUP, INC.
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet
Log on to the Internet and go to
http://www.eproxyvote.com/twtr

Vote-by-Telephone
Call toll-free
1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.
DETACH HERE

☒	Please mark votes as in this example.

1. Election of Directors Nominees: Samuel Bloomberg and Michael Cronin			2.	Ratify the appointment of Deloitte & Touche LLP as independent auditors.	For ☐	Against ☐	Abstain ☐
	FOR	WITHHELD
	☐	☐

☐	For all nominees except as noted above.

3. In their discretion the proxies are authorized to vote upon any other business that may properly come before the meeting.

				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
I AM A. SHAREHOLDER 100 MAIN STREET ANYTOWN USA, 10000

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date:

Dear Stockholder:
Please take note of the important information enclosed with this Proxy. There are a number of issues related to Tweeter’s operation that require your immediate attention.
Your vote counts and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
Tweeter Home Entertainment Group, Inc.
DETACH HERE
TWEETER HOME ENTERTAINMENT GROUP, INC.
40 Pequot Way
Canton, Massachusetts 02021

P
R	SOLICITED BY THE BOARD OF DIRECTORS
O	FOR THE ANNUAL MEETING OF STOCKHOLDERS
X
Y	The undersigned hereby appoints Joseph McGuire, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Tweeter Home Entertainment Group, Inc. held of record by the undersigned on December 16, 2005 at the Annual Meeting of Stockholders to be held at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts at 10:30 a.m., local time, on January 31, 2006 and any adjournments thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE